UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): March 25, 2005

                                Paxar Corporation
             (Exact name of registrant as specified in its charter)

          New York                        1-9493             13-5670050
(State or other jurisdiction            (Commission        (IRS Employer
      of incorporation)                File Number)     Identification No.)

           105 Corporate Park Drive
            White Plains, New York                               10604
   (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (914) 697-6800

                                 Not Applicable
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On March 25, 2005, Larry M. Segall, Vice President and Controller of the Registrant, resigned from the Registrant. Mr. Segall's resignation was not as a result of a disagreement on any matter relating to the Registrant's operations, policies or practices.

     Effective March 25, 2005, Christopher Kehoe was appointed Acting Controller of the Registrant. Mr. Kehoe, age 39, had served as Assistant Corporate Controller of the Registrant since April 2001. Prior to joining the Registrant, from 1999 to 2001, Mr. Kehoe was the Business Manager for the Technology Group at PR Newswire. Prior to that, Mr. Kehoe held various financial and budget management and planning positions at Simon & Schuster. He received a Bachelor of Science in Business Administration with majors in Accounting and Finance and an MBA with a concentration in Economics from Drexel University.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PAXAR CORPORATION
                                        (Registrant)


Date: March 29, 2005                    By:  /s/ Robert S. Stone
                                             -----------------------------------
                                                 Robert S. Stone
                                                 Vice President, General Counsel
                                                 and Secretary